UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2024

VOXX INTERNATIONAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-28839	13-1964841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2351 J. Lawson Boulevard
Orlando, Florida		32824
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 645-7750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $.01 par value	VOXX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2024, VOXX International Corporation (“the Company”) entered into amendments to its employment agreements with each of Mr. Patrick M. Lavelle, CEO/President; and Ms. Loriann Shelton, Senior V.P., CFO and COO. The following description of each of the amendments to the employment agreements does not purport to be a complete statement of the parties’ rights and obligations under the respective amendments and is qualified in its entirety by reference to the amendments which will be filed as exhibits to the Company’s Form 10-Q for the quarter ended November 30, 2024.

(i) Mr. Lavelle has entered into an amendment dated November 11, 2024 to his employment agreement dated July 8, 2019 as previously amended, which provides, in pertinent part, that the term of the agreement will be extended for one year through February 28, 2026. Mr. Lavelle’s annual compensation will continue to be $1,000,000, payable $750,000 in cash and $250,000 in cash equivalent share grants to be awarded in one quarter increments calculated on the Fair Market Value (the average between the high and low on each of June 30th, September 30th, and December 31st, of 2025 and March 31, 2026). Upon the closing of a Change in Control Event, Mr. Lavelle will be entitled to receive a lump sum payment of $1,000,000. Additionally, upon the closing of a Change in Control Event, Mr. Lavelle will be entitled to resign with 180 days’ prior written notice as Good Reason under his employment agreement. Upon his termination of employment, Mr. Lavelle shall be entitled to receive an additional $1,000,000 payable in 12 equal consecutive monthly installments unless he elects to have such payments spread over 24 months.

(ii) Ms. Shelton has entered into an amendment dated November 11, 2024 to her employment agreement dated July 8, 2019, as previously amended (the “Shelton Amendment”), which provides, in pertinent part, that the term of the agreement will be extended for one year through February 28, 2026. Ms. Shelton’s annual compensation will continue to be $550,000, payable $450,000 in cash and $100,000 in cash equivalent share grants to be awarded in one quarter increments calculated on the Fair Market Value (the average between the high and low on each of June 30th, September 30th, and December 31st, of 2025 and March 31, 2026). Upon the closing of a Change in Control Event, Ms. Shelton will be entitled to receive a lump sum payment of $550,000. Additionally, upon the closing of a Change in Control Event, Ms. Shelton will be entitled to resign with 180 days’ prior written notice as Good Reason under her employment agreement. Upon her termination of employment, Ms. Shelton shall be entitled to receive an additional $550,000 payable in 12 equal consecutive monthly installments unless she elects to have such payments spread over 24 months. The Shelton Amendment also provides that if a Change in Control Event is not closed by March 1, 2025, she shall be entitled to receive a bonus of $300,000, payable upon a Qualifying Separation which includes, in part, her resignation for Good Cause upon 90 days’ written notice.

A copy of each of the Amendments will be attached as an Exhibit to the Company’s Form 10-Q for the fiscal quarter ending November 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOXX INTERNATIONAL CORPORATION (Registrant)

Date:	November 13, 2024	By:	/s/ Loriann Shelton
Loriann Shelton Senior Vice President Chief Financial Officer and Chief Operating Officer